UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 24, 2022 (Date of earliest event reported)

Airspan Networks Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39679	85-2642786
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

777 Yamato Road, Suite 310, Boca Raton, FL 33431
(Address of principal executive offices) (Zip Code)

(561) 893-8670
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIMO	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	MIMO WS	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $12.50 per share	MIMO WSA	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $15.00 per share	MIMO WSB	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $17.50 per share	MIMO WSC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

On January 24, 2022, Airspan Networks Holdings Inc. (the “Company”) appointed Glenn Laxdal as the Company’s President and Chief Operating Officer. In connection with his appointment as President and Chief Operating Officer, on January 12, 2022, the Company entered into an offer letter (the “Offer Letter”) with Mr. Laxdal, pursuant to which he agreed to serve as President and Chief Operating Officer commencing on January 24, 2021. The position of President of the Company was previously held by Mr. Eric Stonestrom, who will remain with the Company in his roles as Chief Executive Officer and board member effective January 24, 2022. The position of Chief Operating Officer of the Company was previously held by Mr. Uzi Shalev, who will remain with the Company in the role of Chief Technology Officer effective January 24, 2022.

Under the terms of the Offer Letter, Mr. Laxdal will receive compensation of a base bi-weekly salary of $15,770, reimbursement of reasonable and necessary documented business expenses, eligibility to participate in the Company’s executive bonus plan, eligibility to participate in the Company’s ordinary benefit plans, eligibility to participate in the Company’s 401(k) plan following six months of service and a vacation allowance of three weeks per year. Mr. Laxdal will also receive a grant of 733,670 restricted stock units (“RSUs”) vesting over a three-year period and a grant of 733,670 stock options with an exercise price of $3.72 vesting over a four-year period, in each case granted January 24, 2022 under the Company’s 2021 Stock Incentive Plan. Mr. Laxdal will be eligible for additional RSU and stock option grants as determined by and subject to approval by the Board. In connection with his appointment, on January 24, 2022, Mr. Laxdal also entered into the Company’s standard form of indemnification and advancement agreement.

Mr. Laxdal, 61, previously served since 2017 as senior vice president and general manager of product management at Infinera Corp., a provider of connectivity solutions (“Infinera”), where he was responsible for all operational aspects of Infinera’s product business. Prior to joining Infinera, Mr. Laxdal was head of network products in North America for LM Ericsson Telephone Company (“Ericsson”) from 2016 to 2017, overseeing strategy, product management and solution development. Mr. Laxdal also served as chief technology officer and head of strategy for Ericsson North America from 2014 to 2017. Prior to Ericsson, Mr. Laxdal served as vice president of global product management at BlackBerry Ltd. from 2009 to 2012 and prior to that held executive roles in product management and operations at Airvana, Inc. and Nortel Networks Inc.

Mr. Laxdal holds an MBA from the University of Toronto and a BA in Economics and Bachelor of Commerce degrees from the University of Saskatchewan.

Item 7.01 Regulation FD

A copy of the Company’s press release announcing the appointment of Mr. Laxdal as President and Chief Operating Officer is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated January 27, 2022
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2022	Airspan Networks Holdings Inc.

	By:	/s/ David Brant
David Brant
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated January 27, 2022
104	Cover Page Interactive Data File

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